As filed with the Securities and Exchange Commission on March 7, 2001
                                                       Registration No. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                           UNITED NATURAL FOODS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                   05-0376157
      (State or Other Jurisdiction of                      (IRS Employer
      Incorporation or Organization)                    Identification No.)

                                  260 Lake Road
                               Dayville, CT 06241
               (Address of Principal Executive Offices) (Zip Code)

                            ------------------------

                   Amended and Restated 1996 Stock Option Plan
                            (Full Title of the Plan)

                            ------------------------

                                 Michael S. Funk
             Chief Executive Officer and Vice Chairman of the Board
                           United Natural Foods, Inc.
                                  260 Lake Road
                               Dayville, CT 06241
                     (Name and Address of Agent for Service)

                                 (860) 779-2800
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a Copy to:

                              Paul V. Rogers, Esq.
                               Covington & Burling
                         1201 Pennsylvania Avenue, N.W.
                              Washington, DC 20004
                                 (202) 662-6000

                            ------------------------

                                            CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                        Proposed                Proposed
  Title of Each Class of         Amount to be       Maximum Offering       Maximum Aggregate          Amount of
Securities to be Registered     Registered (1)     Price Per Share (2)     Offering Price (2)      Registration Fee
----------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.01 per share.............        500,000              $12.50                $6,250,000               $1,563
======================================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), the number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2) Calculated in accordance with Rule 457(h) under the Securities Act on the basis of the average of the high and low sales prices per share of Common Stock on February 28, 2001, as reported by the Nasdaq National Market.

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

                     STATEMENT OF INCORPORATION BY REFERENCE

      The Registrant hereby incorporates by reference into this registration statement the Registrant's Registration Statement on Form S-8 (File No. 333-19949).

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayville, Connecticut, on this 7th day of March, 2001.

                                 UNITED NATURAL FOODS, INC.

                                 By: /s/ Kevin T. Michel
                                     ----------------------------------------
                                     Kevin T. Michel.
                                     Vice President, Chief Financial Officer,
                                     Treasurer and Director


                                POWER OF ATTORNEY

      Each person whose signature appears below under the heading "Signature" constitutes and appoints Michael S. Funk and E. Colby Cameron his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any or all Registration Statements on Form S-8 with respect to any securities to be offered and issued by United Natural Foods, Inc., a Delaware corporation (the "Registrant"), pursuant to any employee benefit plan (as such term is defined in the General Instructions to Form S-8) of the Registrant and any or all amendments to any such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 7th day of March, 2001, by the following persons in the capacities indicated.

       Signature                         Title                   Date
       ---------                         -----                   ----

/s/ Michael S. Funk
-----------------------     Chief Executive Officer and      March 7, 2001
    Michael S. Funk         Vice Chairman of the Board
                            (principal executive officer)

/s/ Kevin T. Michel
-----------------------     Vice President, Chief            March 7, 2001
    Kevin T. Michel         Financial Officer, Treasurer
                            and Director (principal
                            financial and accounting
                            officer)

/s/ Thomas B. Simone
-----------------------     Chairman of the Board            March 7, 2001
   Thomas B. Simone

/s/ Gordon Barker
-----------------------     Director                         March 7, 2001
     Gordon Barker

/s/ Joseph M. Cianciolo
-----------------------     Director                         March 7, 2001
  Joseph M. Cianciolo

/s/ James P. Heffernan
-----------------------     Director                         March 7, 2001
  James P. Heffernan

/s/ Steven H. Townsend
-----------------------     Director                         March 7, 2001
  Steven H. Townsend


                                  EXHIBIT INDEX

  Exhibit No.                          Description
  -----------                          -----------

     5.1           Opinion of Covington & Burling (1)
     23.1          Consent of KPMG LLP (1)
     23.2          Consent of Covington & Burling (included in Exhibit 5.1)
     24.1          Power of Attorney (included on signature page)

---------------------------
      (1)   Filed herewith.